Exhibit 99.1

[LOGO] Sirenza Microdevices

Contact:
Robert Van Buskirk
President and Chief Executive Officer
Sirenza Microdevices, Inc.
(303) 327-3192
ir@sirenza.com

                                                           FOR IMMEDIATE RELEASE

            Sirenza Microdevices Reports First Quarter 2004 Results;
               Record Quarterly Revenues; Returns to Profitability

BROOMFIELD, Colo.--April 20, 2004--Sirenza Microdevices, Inc. (Nasdaq:SMDI), a leading designer and supplier of high-performance radio frequency (RF) components for communications equipment manufacturers, today reported its financial results for the first quarter ended March 31, 2004. The reported results include the results of the business acquired from Vari-L subsequent to May 5, 2003 (the acquisition date).

First-Quarter Financial Highlights

      o     Year-over-year quarterly revenue growth of 138%

      o     Sequential net revenue growth of 4%

      o Gross margin of 46% as reported under GAAP versus 40% for the fourth quarter

      o Net income and earnings per share quarterly results of $0.00 versus a net loss of $0.04 per share under GAAP for the fourth quarter

      o Net income of $0.02 per share on a management-adjusted basis versus fourth quarter results of $0.00 per share, excluding the effects of certain charges1

      o     Positive quarterly cash flow from operations

Sirenza's first-quarter net revenues were $13.8 million, compared with $13.3 million for the fourth quarter of 2003 and with $5.8 million for the first quarter of 2003. Factory direct sales were 87% of net revenues, compared with 85% sequentially.

The company's first-quarter net income as reported under accounting principles generally accepted in the United States (GAAP) was $162,000, or $0.00 per basic share. This included a charge of $3,000 for the amortization of deferred stock compensation and charges of $431,000 for the amortization of acquisition-related intangible assets and $67,000 for relocation and related expenses associated with the Vari-L acquisition and consolidation of the combined company's headquarters and manufacturing operations in Broomfield, Colorado.

Sirenza's first-quarter net income under GAAP compared sequentially with a net loss of $1.2 million, or a loss of $0.04 per basic share, and year-over-year with a net loss of $1.3 million, or a loss of $0.04 per basic share. The fourth-quarter 2003 net loss included a charge of $149,000 for the amortization of deferred stock compensation and charges of $431,000 for the amortization of acquisition-related intangible assets and $589,000 for relocation and related expenses associated with the Vari-L acquisition and consolidation of the combined company's headquarters and manufacturing operations in Broomfield, Colorado. The first-quarter 2003 net loss included charges of $187,000 for the amortization of deferred stock compensation and $48,000 for the amortization of intangible assets related to the acquisition of Xemod Incorporated.

Excluding the effects of the charges noted above, Sirenza's management-adjusted net income for the first quarter was $663,000, or $0.02 per basic and diluted share. This compared sequentially with a

----------
1 Gross profit and net loss calculated to exclude certain charges that are non-GAAP financial measures exclude the effects of charges for the amortization of deferred stock compensation, the amortization of acquisition-related intangible assets, and/or relocation and related expenses.

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management-adjusted net loss of $68,000, or breakeven of $0.00 per basic share, and year-over-year with a management-adjusted net loss of $1.0 million, or a loss of $0.03 per basic share, excluding the effects of the charges noted above.

"First-quarter results exceeded our expectations for revenue and net income and fully reflected the results of our company-wide efforts to significantly improve our reported gross margin, as shown in our 600 basis point improvement in sequential gross margin under GAAP," said Robert Van Buskirk, president and chief executive officer of Sirenza Microdevices. "Sirenza again reached a record level for quarterly revenues and we achieved our stated financial goal of profitable operations, both on a GAAP and a management-adjusted basis. Order demand has strengthened in our end-markets and we continue to see signs of better balance between buyer and seller regarding price and delivery throughout our global customer base. We are now demonstrating our ability to realize the positive effects of our consolidated, cost-efficient operations; we are certainly pleased with our progress on key 2004 strategic and financial goals, including expanding market share, improving world-wide operations and achieving profitable, cash-flow positive results for the full fiscal year."

Sirenza's first-quarter 2004 gross margin under GAAP was 46%, compared with 40% sequentially and with 52% a year earlier. In the aggregate, the company's research and development, sales and marketing, and general and administrative expenses for the first quarter of 2004 were $5.8 million, compared with $6.2 million sequentially and with $4.2 million a year ago.

At March 31, 2004, Sirenza's total assets were $55 million, including cash and cash equivalents, restricted cash, short-term investments, and long-term investments of $14.3 million. Unrestricted cash and investments totaled $13.3 million.

Use of Non-GAAP Financial Measures

In keeping with its historical financial reporting practices, Sirenza believes that the supplemental presentation of management-adjusted gross profit calculations and net income/loss calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. Readers are cautioned not to view management-adjusted results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with management-adjusted results for the first quarters of 2004 and 2003, respectively, and the fourth quarter of 2003 in the financial statements below.

First-Quarter Teleconference and Webcast

Sirenza management plans to host a teleconference at 2:45 p.m. MT / 4:45 p.m. ET today to discuss the company's first quarter 2004 financial results and its current outlook for the second quarter and full year 2004. This teleconference will be webcast live for the general public. For more information, please visit the Investor Relations page of Sirenza's website at www.sirenza.com. The teleconference webcast will be archived on this site until April 20, 2005, and a telephonic replay will be available at (800) 405-2236, conference ID number 575890#, until April 27, 2004.

Also available on the Investor Relations page of Sirenza's website will be additional information to support the reconciliation of estimates of management-adjusted financial results for the second quarter and full year of 2004, to be presented by the company in today's teleconference.

Sirenza Microdevices, Inc.

Headquartered in Broomfield, Colo., with design centers throughout the U.S., Sirenza Microdevices, Inc., an ISO 9001:2000-certified supplier (registered by
QMI), is a leading supplier of high-performance RF components for the telecommunications markets. The company's product lines include amplifiers, power amplifiers, discrete devices, RF signal processing components, signal source components, hi-rel components, and high-performance multi-component modules (MCMs) for transmit and receive applications. Product information may be found on Sirenza's website at www.sirenza.com.

Forward-Looking Statements

This news release contains forward-looking statements regarding future events or results, including Sirenza's expectations regarding its ability, in fiscal year 2004 and beyond, to achieve key strategic and financial objectives, including achieving profitable, cash-flow positive results, expanding market share and improving worldwide operations; Sirenza's expectations regarding its ability to realize the strategic and financial potential of Sirenza's cost efficiencies from operations following its acquisition of Vari-L and consolidation of its manufacturing facilities; and Sirenza's expectations regarding increased order stability and demand in its end-markets and improvements in customer pricing pressure. Sirenza cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include Sirenza's ability to successfully develop and release new products which meet customer demands and the acceptance and deployment of those products by Sirenza's intended customers; Sirenza's ability to coordinate different development and engineering teams; Sirenza's ability to successfully manage the risks associated with its new aerospace and defense business; Sirenza's ability to successfully manage downward pricing pressure on its products from commercial customers in the communications and equipment end-markets; Sirenza's ability to continue the successful transition of product sales volume worldwide to Sirenza's new and existing sales channels in Europe, Asia and North America without adversely impacting operating results; and possible delays by Sirenza's customers in the implementation of next-generation equipment, decreased demand for products that contain RF components, lower than expected OEM demand for increasing levels of integration, and/or exertion of downward pressure on the pricing of Sirenza's components. Each and all of these factors could be due to overall general economic or telecommunications market conditions, or conditions in the mobile and fixed wireless and wireline infrastructure markets, or otherwise. Additional factors include the possible underutilization of Sirenza's manufacturing facilities, whether as a result of the factors described above or otherwise. Other factors that could cause actual events or results to differ materially from those in the forward-looking statements are included in Sirenza's filings with the Securities and Exchange Commission (SEC), specifically, Sirenza's Form 10-K filed on March 24, 2004. Sirenza expressly disclaims any current intention to update its forward-looking statements, and the estimates and assumptions associated with them, at any time or for any reason.

NOTE: Sirenza Microdevices(R) and the Sirenza logo are trademarks of Sirenza Microdevices, Inc. All other trademarks are property of their respective owners.


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                                                                          Page 4

                           SIRENZA MICRODEVICES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per-share data)

                                                                    Three Months Ended
                                                                March 31,           March 31,
                                                                  2004                2003
                                                               ----------          -----------
                                                               (Unaudited)         (Unaudited)

Net revenues                                                   $   13,801          $     5,799
Cost of revenues:
   Cost of product revenues                                         7,391                2,758
   Amortization of deferred stock compensation                          -                   23
                                                               ----------          -----------
     Total cost of revenues                                         7,391                2,781
                                                               ----------          -----------
Gross profit                                                        6,410                3,018
Operating expenses:
    Research and development                                        2,113                1,709
    Sales and marketing                                             1,903                1,256
    General and administrative                                      1,825                1,236
    Amortization of deferred stock compensation                         3                  164
    Amortization of acquisition-related intangible assets             431                   48
                                                               ----------          -----------
      Total operating expenses                                      6,275                4,413
                                                               ----------          -----------
Income (loss) from operations                                         135               (1,395)
Interest expense                                                        5                   13
Interest and other income, net                                         32                  124
                                                               ----------          -----------
Income (loss) before taxes                                            162               (1,284)
Provision for income taxes                                              -                    -
                                                               ----------          -----------
Net income (loss)                                              $      162          $    (1,284)
                                                               ===============================
Basic and diluted net income (loss) per share                  $     0.00          $     (0.04)
                                                               ===============================
Shares used to compute net income (loss) per share:
         Basic                                                     34,197               30,008
                                                               ===============================
         Diluted                                                   37,290               30,008
                                                               ===============================


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                                                                          Page 5

                           Sirenza Microdevices, Inc.
         Reconciliation of GAAP Results with Management-Adjusted Results
                      (In thousands, except per-share data)
                                   (Unaudited)

The following table reconciles the company's gross profit and net income/loss as reported under accounting principles generally accepted in the United States
(GAAP) with gross profit and net income/loss as adjusted by the items detailed below and presented in the news release and associated teleconference. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events.

                                                                 Three Months Ended
                                                        March 31,     December 31,    March 31,
                                                          2004           2003           2003
                                                        --------       --------        -------

Gross profit as reported under GAAP                     $  6,410       $  5,346        $ 3,018

Amortization of deferred stock compensation                    -             22             23
Relocation and related expenses                                -            426              -
                                                        --------       --------        -------
Management-adjusted gross profit                        $  6,410       $  5,794        $ 3,041
                                                        --------       --------        -------
Net income (loss) as reported under GAAP                $   162        $ (1,237)       $(1,284)

Amortization of deferred stock compensation                    3            149            187
Amortization of acquisition-related intangible
assets                                                       431            431             48
Relocation and related expenses                               67            589              -
                                                        --------       --------        -------
Management-adjusted net income (loss)                   $    663       $    (68)       $(1,049)
                                                        ======================================

Management-adjusted net income (loss) per share
         Basic                                          $   0.02       $  (0.00)       $ (0.03)
                                                        ======================================
         Diluted                                        $   0.02       $  (0.00)       $ (0.03)
                                                        ======================================

Shares used to compute management-adjusted
  net income (loss) per share
         Basic                                            34,197         33,866         30,008
                                                        ======================================
         Diluted                                          37,290         33,866         30,008
                                                        ======================================


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                                                                          Page 6

                           SIRENZA MICRODEVICES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                  March 31,        December 31,
                                                                    2004               2003
                                                                   -------           -------
                                                                 (unaudited)
Assets
Current assets:
 Cash and cash equivalents                                         $ 7,804           $ 7,468
 Short-term investments                                              3,490             1,999
 Accounts receivable                                                 9,040             7,838
 Inventories                                                         7,427             6,497
 Other current assets                                                  892             1,093
                                                                   -------           -------
    Total current assets                                            28,653            24,895
 Net property, plant and equipment                                   9,038             9,685
 Long-term investments                                               2,000             4,015
 Investment in GCS                                                   4,600             4,600
 Acquisition-related intangibles, net                                5,098             5,529
 Goodwill                                                            4,219             4,219
 Other assets                                                        1,358             1,189
                                                                   -------           -------
    Total assets                                                   $54,966           $54,132
                                                                   =========================


Liabilities and stockholders' equity Current liabilities:
 Accounts payable                                                  $ 4,500           $ 4,379
 Accrued liabilities                                                 2,629             2,530
 Deferred margin on distributor inventory                            1,581             1,042
 Accrued restructuring                                                 646               887
  hort-term leases                                                      67                65
                                                                   -------           -------
    Total current liabilities                                        9,423             8,903
    Total long-term liabilities                                         38                56

Stockholders' equity                                                45,505            45,173
                                                                   -------           -------
Total liabilities and stockholders' equity                         $54,966           $54,132
                                                                   =========================


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